SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  July 15, 1996 (Date of earliest event reported)
                 ---------------

                            (May 7, 1996 )
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                                  MANAGEMENT TECHNOLOGIES, INC.
                -----------------------------------------------

             (Exact name of Registrant as specified in its Charter)


                           NEW YORK                                (State of
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other jurisdiction of incorporation)


     0-17206                              13-3029797
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Commission File No.                 I.R.S. Employer Identification


630 Third Avenue, New York, NY        10017
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Address of principal                         Zip Code
executive offices


      (212) 557-0022
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Registrant's telephone number,
including area code
ITEM 5.  OTHER EVENTS


     On May 7, 1996, Management Technologies, Inc. ("the Company") placed $800,000 of its Series E 9% convertible debenture (the "Series E Debenture"), maturing December 31, 1997, with AT Investments S.A.("ATI"), pursuant to a resolution of the Company's Board of Directors. The Series E Debenture is convertible at the lower of $.60 per share or 62.5% of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the conversion date.
     In addition, the Company agreed to pay Mr. Albert Taubi a $88,000 commission as compensation for arranging the placement of $800,000 of its Series E Debenture. Mr. Albert Taubi and AT Investments S.A. are not affiliates of the Company.
     On June 27, 1996, AT Investments S.A. elected to convert $200,000 of the Series E Debenture into 426,666 shares of common stock of the Company.
ITEM 7.  EXHIBITS
10.203         Copy of 9% Convertible E Debenture issued to ATI dated May 7,
     1996.
10.204 Copy of an Offshore Securities Subscription Agreement with ATI dated May 7, 1995.
                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Peter Morris
                                  ---------------------------------
                              Peter Morris
                              President & Chief Operating Officer


Dated:    New York, New York